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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No. 2 dated June 30, 1997 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21873, 333-21887 and 333-29879), and the Registrant's two previously filed Registration Statements on Form S-8 (File No.'s 33-95188 and 333-36699) of our report dated October 13, 1997, on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition I Properties.









                                      COOPERS & LYBRAND L.L.P.


Chicago, Illinois
October 16, 1997








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